UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 22, 2025 (December 17, 2025)

SB FINANCIAL GROUP, INC

(Exact name of registrant as specified in its charter)

Ohio	001-36785	34-1395608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Clinton Street, Defiance, OH	43512
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (419) 783-8950

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Shares, No Par Value 6,240,963 Outstanding at December 22, 2025	SBFG	The NASDAQ Stock Market, LLC (NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Rita A. Kissner as Director

Effective December 17, 2025, Rita A. Kissner retired from the Board of Directors (the “Board”) of SB Financial Group, Inc. (the “Company”) after more than 21 years of service. In recognition of her long-standing service and contributions, the Board named Ms. Kissner Director Emeritus.

Appointment of Sue A. Strausbaugh as Director

The Board, in accordance with the Company’s Amended and Restated Code of Regulations and upon the recommendation of its Governance and Nominating Committee, appointed Sue A. Strausbaugh as a director of the Company to fill the vacancy created by the retirement of Ms. Kissner. The appointment of Ms. Strausbaugh was effective immediately, and Ms. Strausbaugh will serve as a member of the class of directors whose terms expire at the Company’s 2026 annual meeting of shareholders. Ms. Strausbaugh has not been appointed to any committees of the Board at this time.

Ms. Strausbaugh, 68, is an entrepreneur being owner/operator of four Biggby Coffee locations as well as owning and managing several rental properties. She is a member of the St. Paul’s United Methodist Church serving as a Stephen Minister. Ms. Strausbaugh serves on the Board of Trustees of the Defiance Area Foundation and is the Chairman of the Scholarship Committee. She formerly served on the ProMedica Defiance Regional Hospital Board and was Vice Chairman of the Judicial Family Network, a statewide organization that serves the families of Ohio’s elected judges as well as a former member of the Volunteer Leadership Council of the local American Cancer Society. Ms. Strausbaugh has served on the Company’s Defiance Advisory Board for more than 13 years.

There are no arrangements or understandings between Ms. Strausbaugh and any person pursuant to which Ms. Strausbaugh was selected as a director, and no family relationships exist between Ms. Strausbaugh and any director or executive officer of the Company. The Company has determined that neither Ms. Strausbaugh nor any of her immediate family members has had (or proposes to have) a direct or indirect interest in any transaction in which the Company or any of the Company’s subsidiaries was (or is proposed to be) a participant, that would be required to be disclosed under Item 404(a) of Regulation S-K.

On December 19, 2025, the Company issued a press release announcing the foregoing changes to its Board of Directors. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(a) Not Applicable

(b) Not Applicable

(c) Not Applicable

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by SB Financial Group, Inc. on December 19, 2025,
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SB FINANCIAL GROUP, INC.

Dated: December 22, 2025	By:	/s/ Anthony V. Cosentino
Anthony V. Cosentino Chief Financial Officer

INDEX TO EXHIBITS

Current Report on Form 8-K

Dated December 19, 2025

SB Financial Group, Inc.

Exhibit No.	Description
99.1	Press release issued by SB Financial Group, Inc. on December 19, 2025,
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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